Exhibit 99.4

Attention:                                         Canadian Business Editors

CVRD Briefing for Canadian-Based Media

Toronto, August 11, 2006 - Companhia Vale do Rio Doce (CVRD) will hold a news conference to comment on CVRD’s offer to shareholders for Inco Limited via teleconference for Canadian-based media.

Mr. Roger Agnelli, Chief Executive Officer of CVRD and other company Executive Directors will provide an overview of CVRD’s offer, which will be followed by an opportunity for questions from the media.

Date:	August 11, 2006

Time:	2:00 p.m. EST

Participants:	Mr. Roger Agnelli, Chief Executive Officer
and other CVRD Executive Directors

Teleconference Information

Participant Number: 416-644-3421

Participant Number: 1-866-250-4910

URL

http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=1564640

A recording of the conference call will be available through October 14, 2006. Please dial 416-640-1917 or 1-877-289-8525 and enter the reservation number 21199706, followed by the number sign, to listen to the rebroadcast.

For further information, please contact:

Fernando Thompson, CVRD Media Relations Manager 55-21-3814-4360

Linda Smith, Fleishman-Hillard Canada 416-645-8181

This media advisory may be deemed to be solicitation material in respect of CVRD’s proposed tender offer for the shares of  Inco. CVRD will prepare and file a tender offer statement on Schedule TO (containing an offer to purchase and a takeover bid circular) with the United States Securities and Exchange Commission (“SEC”). CVRD, if required, will file other documents regarding the proposed tender offer with the SEC.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TAKEOVER BID CIRCULAR, THE SCHEDULE TO AND ANY OTHER RELEVANT

DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER FOR INCO SHARES. These documents will be available without charge on the SEC’s web site at www.sec.gov. Free copies of these documents can also be obtained by directing a request to  Kingsdale Shareholder Services Inc., The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2, by telephone to 1-866-381-4105 (North American Toll Free) or 416-867-2272 (Overseas), or by email to: contactus@kingsdaleshareholder.com.